Exhibit 5.1 Stradley Ronon Stevens & Young, LLP Suite 2600 2005 Market Street Philadelphia, PA 19103-7018 Telephone 215.564.8000 Fax 215.564.8120 www.stradley.com
June 24, 2016

DNB Financial Corporation
4 Brandywine Avenue
Downingtown, PA 19335

Re:	Registration Statement on Form S-4 of DNB Financial Corporation

Ladies and Gentlemen:

We have acted as counsel to and for DNB Financial Corporation, a Pennsylvania corporation (the "Company"), in connection with the preparation and filing with the United States Securities and Exchange Commission (the "Commission") of a registration statement on Form S-4 (together with the joint proxy statement/prospectus which forms a part thereof, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the issuance by the Company of up to 1,368,611 shares of common stock, par value $1.00 per share (the "Shares"), in connection with the merger contemplated by that certain Agreement and Plan of Merger, dated as of April 4, 2016 (the "Merger Agreement"), by and between the Company and East River Bank, under which East River Bank will merge with and into DNB First, N.A., a national banking association and wholly owned subsidiary of the Company.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, (ii) the Merger Agreement, (iii) the Company's Amended and Restated Articles of Incorporation, as in effect on the date hereof, certified as true and correct by the Corporate Secretary of the Company, (iv) the Company's Amended and Restated Bylaws, as in effect on the date hereof, certified as true and correct by the Corporate Secretary of the Company, (v) a copy of the resolutions of the Company's Board of Directors with respect to the Merger Agreement and the issuance of Shares contemplated thereby and registered in the Registration Statement, certified as true and correct by the Corporate Secretary of the Company, and (vi) such other records, documents, certificates and statutes as we have deemed necessary for purposes of this opinion letter.

DNB Financial Corporation
June 24, 2016

In rendering this opinion, we have assumed and relied upon, without independent investigation (i) the authenticity, completeness, truth and due authorization and execution of all documents submitted to us as originals, (ii) the genuineness of all signatures on all documents submitted to us as originals and (iii) the conformity to the originals of all documents submitted to us as certified, electronic or photostatic copies.

The law covered by the opinions expressed herein is limited to the federal statutes, judicial decisions and rules and regulations of the governmental agencies of the United States of America and the statutes, judicial and administrative decisions and rules and regulations of the governmental agencies of the Commonwealth of Pennsylvania. We are not rendering any opinion as to compliance with any federal or state law, rule, or regulation relating to securities, or to the sale or issuance thereof. This opinion letter is being furnished in connection with the requirements of Item 601(b)(5) of the Commission's Regulation S-K, and we express no opinion as to any matter pertaining to the contents of the Registration Statement or the joint proxy statement/prospectus, other than as expressly stated herein with respect to the issuance of the Shares.

Our opinions are limited and qualified in all respects by the effects of (i) general principles of equity and limitations on availability of equitable relief, including specific performance, whether applied by a court of law or equity, and (ii) bankruptcy, insolvency, reorganization, moratorium, arrangement, fraudulent conveyance or fraudulent transfer, receivership, and other laws now or hereafter in force affecting the rights and remedies of creditors generally (not just creditors of specific types of debtors) and other laws now or hereafter in force affecting generally only creditors of specific types of debtors.

This opinion letter is given only with respect to laws and regulations presently in effect. We assume no obligation to advise you of any changes in law or regulation which may hereafter occur, whether the same are retroactively or prospectively applied, or to update or supplement this letter in any fashion to reflect any facts or circumstances which hereafter come to our attention.

Based upon, and subject to, the foregoing, and subject to the qualifications, assumptions and limitations herein stated, we are of the opinion that when the Shares have been issued and delivered in accordance with the Merger Agreement and in the manner contemplated by the Registration Statement, the Shares will be validly issued, fully paid and nonassessable.

This opinion is to be used only in connection with the Registration Statement and the offering of the Shares described herein. This opinion is for your benefit and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act.

DNB Financial Corporation
June 24, 2016

We hereby consent to your filing of this opinion as an exhibit to the Registration Statement and we further consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement.  In giving such consent, we do not hereby admit that we are "experts" within the meaning of the Securities Act, or the Rules and Regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.

Very truly yours,

/s/ STRADLEY RONON STEVENS & YOUNG, LLP